Exhibit 99.1

FLOWCHEM HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

As of December 31, 2016 and 2015 and for Each of the

Three Years in the Period Ended December 31, 2016

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Contents

Page

Independent Auditor’s Report	3

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2016 and 2015	4

Consolidated Statements of Income and Members’ Equity for the Years Ended December 31, 2016, 2015 and 2014	5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2016, 2015 and 2014	6

Notes to Consolidated Financial Statements	7 - 17

Tel: 713-960-1706 Fax: 713-960-9549 www.bdo.com	2929 Allen Parkway, 20th Floor Houston, TX 77019

Independent Auditor’s Report

To the Members of

Flowchem Holdings, LLC and Subsidiaries

Waller, Texas

We have audited the accompanying consolidated financial statements of Flowchem Holdings, LLC and Subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income and members’ equity, and cash flows for each of the three years in the period ended December 31, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Flowchem Holdings, LLC and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

June 14, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Consolidated Financial Statements

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31,	2016	2015

Assets

Current Assets
Cash and cash equivalents	$6,592,281	$7,657,718
Receivables, net	16,187,180	12,199,807
Inventories	4,304,426	4,808,939
Other current assets	309,282	136,929

Total Current Assets	27,393,169	24,803,393

Property, Plant, and Equipment, net	20,585,565	15,438,837

Other Intangible Assets, net	53,337,633	60,072,292

Goodwill	116,369,900	116,369,900

Total Assets	$217,686,267	$216,684,422

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$3,901,351	$4,064,280
Accrued expenses	1,188,416	2,258,459
Accrued interest	555,413	677,264
Income taxes payable	109,885	123,383
Current portion of capital lease obligations	146,371	113,977
Current maturities of debt, net of debt discount and debt issuance costs	6,219,357	5,909,235

Total Current Liabilities	12,120,793	13,146,598

Capital Lease Obligations, net of current portion	-	96,411

Long-Term Debt, net of current maturities and debt discount and debt issuance costs	89,738,286	110,982,681

Deferred Income Taxes	1,144,379	691,000

Total Liabilities	103,003,458	124,916,690

Commitments and Contingencies (Note 3)

Members’ Equity	114,682,809	91,767,732

Total Liabilities and Members’ Equity	$217,686,267	$216,684,422

See accompanying notes to consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Income and Members’ Equity

Year Ended December 31,	2016	2015	2014

Net Sales	$83,604,114	$75,447,328	$56,873,896

Cost of Sales	41,537,239	37,445,007	30,010,269

Gross Profit	42,066,875	38,002,321	26,863,627

Operating Expenses
Selling, general and administrative	4,334,973	4,295,918	2,915,716
Management fees	336,260	616,952	973,454
Amortization expense	6,734,658	6,734,658	6,734,658
Other operating expenses (Note 5)	3,137,039	620,240	277,601

Total Operating Expenses	14,542,930	12,267,768	10,901,429

Income from Operations	27,523,945	25,734,553	15,962,198

Other (Income) and Expenses
Interest expense	8,333,259	10,983,515	10,745,665
Loss on early extinguishment of debt	-	577,151	-
(Gain) loss from insurance claims	(4,244,272)	119,838	-

Total Other Expenses	4,088,987	11,680,504	10,745,665

Income Before Income Tax Expense	23,434,958	14,054,049	5,216,533

Income Tax Expense	519,881	21,052	75,571

Net Income	22,915,077	14,032,997	5,140,962

Members’ Equity - beginning of year	91,767,732	106,734,735	101,593,773

Distributions	-	(29,000,000)	-

Members’ Equity - end of year	$114,682,809	$91,767,732	$106,734,735

See accompanying notes to consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Year Ended December 31,	2016	2015	2014

Cash Flows from Operating Activities
Net income	$22,915,077	$14,032,997	$5,140,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,386,482	8,098,321	7,811,717
Amortization of debt discount and debt issuance costs	889,914	675,520	604,055
Loss on early extinguishment of debt	-	577,151	-
Provision for bad debt expense	-	25,004	138,492
Interest paid-in-kind to members'	-	166,255	665,914
Deferred taxes	453,379	(66,000)	-
Loss on disposal of property, plant and equipment	11,075	620,240	-
(Gain) loss from insurance claims	(4,244,272)	119,838	-
Changes in operating assets and liabilities:
Receivables	(3,987,373)	(3,521,917)	(2,683,097)
Inventories	504,513	(1,433,571)	(607,240)
Other current assets	(172,353)	272,364	(319,357)
Accounts payable	(2,055,823)	1,369,990	1,275,890
Accrued expenses	(1,070,043)	547,564	1,426,546
Accrued interest	(121,851)	198,621	61,560
Income taxes payable	(13,498)	21,975	41,408

Net Cash Provided By Operating Activities	21,495,227	21,704,352	13,556,850

Cash Flows from Investing Activities
Proceeds from disposal of assets	494,637	-	-
Proceeds from insurance claim	6,137,166	-	-
Purchases of property, plant, and equipment	(7,304,263)	(5,355,097)	(2,312,754)

Net Cash Used In Investing Activities	(672,460)	(5,355,097)	(2,312,754)

Cash Flows from Financing Activities
Principal payments for capital lease obligations	(64,017)	(70,063)	(67,819)
Proceeds from long-term debt, net of discount	-	60,832,305	-
Payments on long-term debt - affiliate	-	(33,879,183)	-
Payments on long-term debt	(21,824,187)	(15,898,476)	(3,850,000)
Distributions to members	-	(29,000,000)	-

Net Cash Used In Financing Activities	(21,888,204)	(18,015,417)	(3,917,819)

Net (Decrease) Increase in Cash and Cash Equivalents	(1,065,437)	(1,666,162)	7,326,277

Cash and Cash Equivalents - Beginning of Year	7,657,718	9,323,880	1,997,603

Cash and Cash Equivalents - End of Year	$6,592,281	$7,657,718	$9,323,880

Supplemental Cash Flow Information
Cash paid for interest	$7,565,196	$8,770,722	$9,414,136

Cash paid for income taxes, net of refunds	$80,000	$65,077	$4,163

Non-Cash Investing Activities
Goodwill measurement period adjustments	$-	$-	$918,321
Transfer of equipment to inventory	$-	$67,751	$-

See accompanying notes to consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.	Organization and Nature of Operations

Flowchem Holdings, LLC (“Holdings”) is a Delaware limited liability company which was formed in October 2013. Effective December 6, 2013, Holdings acquired Flowchem Ltd. and Subsidiaries and then simultaneously merged Flowchem Ltd. into Flowchem, LLC (“Flowchem”) at which time planned principal operations commenced. Holdings is primarily engaged in manufacturing and distribution of chemical drag reduction agents for use in the crude and refined oil pipeline industry worldwide as well as providing field and delivery services for its customers. The Company is headquartered in Waller, Texas.

The Holdings operating agreement states that Holdings will remain in existence until termination and dissolution in accordance with the Members’ agreement.

2.	Summary of Significant Accounting Policies

Basis of Presentation

Holdings prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Flowchem Holdings, LLC and its wholly-owned subsidiaries, FLX, Inc., MPower Specialty Chemicals, LLC, Flowchem, LLC, Flowchem Intermediate Holdings, LLC, Flowchem Acquisition, LLC, and Flowchem Export Company (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions used in preparing the accompanying consolidated financial statements.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all short-term, highly liquid investments with maturities of three months or less to be cash equivalents.

The Company maintains cash in financial institutions which may at times exceed federally insured limits. The Company monitors the financial condition of these financial institutions and has not experienced any losses associated with these accounts.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Accounts Receivable and Allowance for Doubtful Accounts

The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected collectability of all accounts receivable including review of agings and current economic conditions. Accounts are written off when all reasonable internal and external collection efforts have been performed. Actual write-offs may be in excess of estimated allowance. At December 31, 2016 and 2015, the Company has recorded an allowance for doubtful accounts of approximately $108,000 and $134,000, respectively.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the weighted average method. Costs of processed and blended items include materials, labor, and overhead.

Inventories consist of the following:

December 31,	2016	2015

Finished goods	$1,281,340	$2,011,561
Work-in-progress	2,372,000	1,917,257
Raw materials	651,086	880,121

Inventories	$4,304,426	$4,808,939

The Company’s policy is to record inventory obsolescence as a reduction to its inventory based on a review of inventory quantities on hand and estimated sales forecasts based on sales history and anticipated future demand. At December 31, 2016 and 2015, no inventory obsolescence reserves were established by the Company.

Property, Plant, and Equipment

Property, plant, and equipment is recorded at cost less accumulated depreciation. Ordinary maintenance and repairs are charged to expense as incurred. Expenditures that extend the physical or economic life of the assets are capitalized and depreciated over the remaining useful life. Gains or losses on the disposition of assets sold are recognized in income and the related asset and accumulated depreciation accounts are adjusted accordingly.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Property, plant, and equipment consist of the following:

	Estimated
December 31,	Useful Lives	2016	2015

Land	-	$1,426,547	$341,981
Plant	33 years	2,505,350	2,089,587
Building	15 years	3,323,576	3,312,406
Equipment & machinery	3-10 years	10,584,612	9,044,860
Autos & trucks	5 years	2,133,952	1,447,354
		19,974,037	16,236,188
Less: accumulated depreciation		(3,926,637)	(2,321,641)
		16,047,400	13,914,547
Equipment not yet placed in service		4,538,165	1,524,290

Property, plant, and equipment, net		$20,585,565	$15,438,837

Provisions for depreciation have been computed, on a straight-line basis, over the estimated useful lives of the assets. Depreciation expense was approximately $1,652,000, $1,364,000 and $1,077,000 for the years ended December 31, 2016, 2015 and 2014, respectively, and is included in cost of sales in the consolidated statements of income and members’ equity.

In July 2015, the Company’s Brookshire facility suffered a loss due to fire.  Facility building and equipment were destroyed in the fire.  The loss was covered by the Company’s insurance policy, and all related insurance claims were settled as of December 31, 2016.  The Company recognized a gain (loss) of approximately $4,244,000 and $(119,000) from insurance proceeds net of related costs for the years ended December 31, 2016 and 2015, respectively.

Goodwill and Indefinite Lived Intangible Assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired.  Goodwill acquired in a business combination is not amortized, but instead tested for impairment at least annually or when indicators of impairment are present.

The Company performs a qualitative assessment of the fair value of its reporting unit before calculating the fair value of the reporting unit in step one of the two-step goodwill impairment model. Based on qualitative assessments as of December 31, 2016 and 2015, the Company determined it was more likely than not that the reporting unit’s fair value is greater than its carrying value, the remaining impairment steps were unnecessary.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Other Intangible Assets

The Company’s other intangible assets represent the fair value of finite lived intangible assets acquired in connection with business acquisitions, net of estimated amortization, and include customer relationships, patents and non-compete covenants. Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

Other intangible assets also include indefinite lived trade names, which are not amortized, but tested for impairment annually or more frequently if circumstances indicate that impairment may exist. Based on qualitative assessments as of December 31, 2016 and 2015, the Company determined it was more likely than not that the fair value of the indefinite lived trade names were greater than their carrying value and the remaining impairment step was unnecessary.

Impairment of Long-Lived Assets

Long-lived assets, including property, plant, and equipment, and other intangible assets with defined lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. The measurement of an impairment loss for long-lived assets is based on the asset’s estimated fair value. No such impairment was recorded for the years ended December 31, 2016, 2015 and 2014.

Members’ Capital Accounts

Capital contributions are recorded on the date of contribution at cost. The profits and losses of the Company are allocated in accordance with the Member Agreement. The Company’s capital structure consists of one class of common units (105,677,606 authorized and outstanding) as well as profits interest units (“PI Units”), which can be issued to employees, managers, directors or consultants of the Company with the approval of the Members. Pursuant to the Member Agreement, holders of the PI Units have no voting rights. The PI Units contain certain performance and service requirements and generally entitle the holder to a profits interest upon a Qualifying Event (as defined in the PI Units grant agreement). No expense has been recognized in the accompanying consolidated financial statements as the likelihood of the Qualifying Event is not probable as of December 31, 2016.  PI Unit activities for the years ended December 31, 2016, 2015 and 2014 were as follows:

Year Ending December 31,	2016	2015	2014

Units at January 1,	10,802,640	8,512,950	-
Granted	939,360	2,289,690	8,512,950
Forfeited	(469,680)	-	-

Outstanding at December 31,	11,272,320	10,802,640	8,512,950

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

During 2015, the Members received distributions of $29,000,000 which were paid on February 27, 2015 (for $9,000,000) and October 10, 2015 (for $20,000,000). The Members, who are holders of the common units, are entitled to preferential distributions and specific allocations of profits and losses. In accordance with the Member Agreement, the Members are also entitled to a 10% cumulative preferred return on their unreturned capital contributions, which are accrued but undeclared on a quarterly basis. Cumulative preferred returns in arrears associated with Member interests as of December 31, 2016 and 2015 were approximately $28,336,000 and $20,648,000, respectively.

Revenue Recognition

The vast majority of the Company’s revenue represents sales of chemical products. The Company recognizes revenue when each of the following four criteria are met: 1) a contract or sales arrangement exists; 2) title and risk of loss transfers to the customer upon shipment for Freight On Board (“FOB”) shipping point sales or when the Company receives confirmation of receipt and acceptance by the customer for FOB destination sales; 3) the price of the products is fixed or determinable; and 4) collectability is reasonably assured. Recognized revenue is net of sales taxes and customer discounts.

Income Taxes

Under existing provisions of the Internal Revenue Code, the default classification of a multi-member limited liability company is a partnership unless a check-the-box election is made to tax the entity as a corporation. The Company, having not made such an election, is treated as a partnership, and therefore, the income or loss is passed through to the members for federal income tax purposes. Accordingly, no provision for federal income taxes has been included in the accompanying consolidated financial statements and the Members will record any income or loss impact in their respective income tax returns. Furthermore, the remaining subsidiaries of the Company, excluding FLX, Inc., are treated as disregarded entities for filing purposes and their results are included in the Company’s partnership income tax return.

The Company’s subsidiary FLX, Inc. is subject to federal income taxes, thus the Company records deferred tax liabilities which primarily relate to differences associated with the book and tax carrying values of property, plant and equipment, as well as net operating losses (“NOL”). At December 31, 2016, FLX, Inc. had NOL carryforwards of approximately $1,077,000 that will expire through 2035, if not utilized. Deferred tax expenses (benefits) related to these differences were $453,379, ($66,000) and $0 for the years ended December 31, 2016, 2015 and 2014, respectively.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

December 31,	2016	2015

Deferred tax assets:
Net operating loss carryforwards	$366,240	$463,327

Total deferred tax assets	366,240	463,327

Deferred tax liabilities:
Property, plant and Equipment	(1,510,619)	(1,154,327)

Total deferred tax liabilities	(1,510,619)	(1,154,327)

Net Deferred Tax Liabilities	$(1,144,379)	$(691,000)

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company and each of its subsidiaries are subject to the Texas Margin Tax, which is determined by applying a tax rate to a base that considers both revenue and expenses, and is reflected in income tax expense on the accompanying consolidated statements of income and members’ equity. The Company files a single unitary return reporting the results of the Company and its subsidiaries. The provision for state income taxes of approximately $67,000, $87,000, and $76,000 have been included in the accompanying consolidated statements of income and members’ equity for the years ended December 31, 2016, 2015 and 2014, respectively. State income taxes payable at December 31, 2016 and 2015 are approximately $110,000 and $123,000, respectively.

The Company accounts for uncertainty in income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is made as to whether it is more likely than not that an income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of December 31, 2016 and 2015, there are no uncertain tax positions related to federal and state income taxes. As such, there were no amounts that had been accrued as of December 31, 2016 and 2015 with respect to uncertain tax positions related to the federal and state taxes as the Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within twelve months of the reporting date.

The income tax position taken is that the Company, with exception to its subsidiary FLX, Inc., is exempt from federal income taxes by virtue of being a pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, no federal income tax liability or benefit has been recognized for the years ended December 31, 2016, 2015 and 2014.

The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. There were no amounts recognized relating to interest and penalties in the consolidated statements of income and members’ equity for the years ended December 31, 2016, 2015 and 2014.

The Company’s federal and state income tax returns for the period from date of formation as discussed in Note 1 through December 31, 2016 are subject to examination by the IRS and respective states.

Shipping and Handling Costs

Shipping and handling costs associated with the distribution of the Company’s products are recorded in cost of sales.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivables, accounts payable, accrued expenses, capital leases and long-term debt. The carrying amount of such instruments approximates fair value due to their short term nature. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Subsequent Events

The Company evaluates events and transactions occurring after the consolidated balance sheet date, but before the consolidated financial statements are available to be issued. The Company has evaluated such events and transactions through June 14, 2017, the date the consolidated financial statements were available for issuance. See Note 7.

Other Intangible Assets

Other intangible assets consist of the following:

	December 31, 2016
	Estimated	Original	Accumulated	Net
	Useful Lives	Amount	Amortization	Amount
Trade names	Indefinite	$12,314,000	$-	$12,314,000
Customer relationships	8 years	37,529,000	(14,412,178)	23,116,822
Patents	12 years	23,944,000	(6,130,107)	17,813,893
Non-compete covenant	5 years	241,000	(148,082)	92,918

Total		$74,028,000	$(20,690,367)	$53,337,633

	December 31, 2015
	Estimated	Original	Accumulated	Net
	Useful Lives	Amount	Amortization	Amount
Trade names	Indefinite	$12,314,000	$-	$12,314,000
Customer relationships	8 years	37,529,000	(9,721,053)	27,807,947
Patents	12 years	23,944,000	(4,134,774)	19,809,226
Non-compete covenant	5 years	241,000	(99,881)	141,119

Total		$74,028,000	$(13,955,708)	$60,072,292

Amortization expense for the finite-lived other intangible assets was approximately $6,735,000 for each of the years ended December 31, 2016, 2015 and 2014.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2016, future amortization expense for other intangible assets is as follows:

Year Ending December 31,

2017	$6,734,658
2018	6,731,177
2019	6,686,458
2020	6,686,458
2021	6,347,655
Thereafter	7,837,227

$41,023,633

Long-Term Debt and Long-Term Debt - Affiliate

On December 6, 2013, the Company entered into a Senior Secured Credit Agreement (“Credit Agreement”) with various financial institutions for an original amount of $77,000,000. On October 9, 2015, the Company modified its Credit Agreement to increase the original amount borrowed. The modified agreement allowed the Company to borrow an additional amount of approximately $62,000,000 before fees paid to the institutions of approximately $1,400,000. As part of the modification, the $1,400,000 was treated as a discount to the principal balance and is being amortized to interest expense over the life of the Credit Agreement using the straight line method which approximates the effective interest method. Amortization expense related to the debt discount was approximately $443,000, $111,000 and $0 for the years ended December 31, 2016, 2015 and 2014, respectively, and is included in interest expense in the consolidated statements of income and members’ equity. A portion of the proceeds were used to pay off long-term debt with an affiliate, as well as make equity distributions to its members. The Company had approximately $97,663,000 and $118,195,000 outstanding under the Credit Agreement as of December 31, 2016 and 2015, respectively.

Under the Credit Agreement, the Company also obtained access to a revolving credit facility in an aggregate principal amount not to exceed $7,500,000, which may be used for general working capital purposes, capital expenditures, and permitted acquisitions. The unused borrowing capacity is subject to a commitment fee of 0.5% per year and all outstanding amounts under the revolving credit facility are due upon maturity of the Credit Agreement on December 6, 2018. There were no amounts outstanding on the revolving credit facility as of December 31, 2016 and 2015.

Outstanding amounts under the Credit Agreement bear interest at LIBOR or a base rate, plus an applicable margin that ranges from 7.00% to 7.50% for base rate loans and from 6.00% to 6.50% for LIBOR loans, based upon the Company’s leverage ratio on a consolidated basis. At December 31, 2016, interest on the Credit Agreement was 6.50%.

The outstanding principal balance of the Credit Agreement is scheduled to be repaid through varying periodic principal payments with all remaining unpaid interest and principal due upon maturity at December 6, 2018. In addition to the scheduled periodic payments, the Company is required to pay an additional principal amount equal to the difference between (i) 50% of the Excess Cash Flow of the Company’s fiscal year (as defined in the Credit Agreement) minus (ii) the aggregate amount of optional prepayments of the Credit Agreement made during the fiscal year. As part of the 2015 Credit Agreement modification, the Company received a waiver deferring the Excess Cash Flow requirement until 2017.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On December 6, 2013, the Company entered into a Senior Subordinated Note Purchase Agreement (“Note Agreement”) with certain members of the Company. Borrowings under the Note Agreement bore interest at 13%, of which each fiscal quarter 11% was paid in cash and 2% could be capitalized to the principal balance of the Note Agreement or paid in cash at the option of the Company. On October 9, 2015, this note was paid in full in conjunction with the modifications made to the Credit Agreement described above. The amount of related party interest expense paid under the Note Agreement during 2015 and 2014 was approximately $4,407,000 and $4,328,000, respectively.

The Credit Agreement is secured by all property and assets of the Company and the Note Agreement was subordinated to the Credit Agreement. Furthermore, the Credit Agreement obligates the Company to comply with customary affirmative, financial, and restrictive covenants including financial reporting, governance, and notification requirements. At December 31, 2016, the Company was in compliance with these requirements.

Effective January 1, 2016, the Company adopted ASU 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires debt issuance costs to be presented in the consolidated balance sheet as a direct deduction from the carrying value of the associated debt liabilities, and amortization of those costs should be reported as interest expenses.  This new guidance required retrospective application for each period presented in the consolidated balance sheet. Adoption of this guidance resulted in the reclassification of approximately $1,303,000 of unamortized debt issuance costs to the long-term portion of the Company’s debt as of December 31, 2015.

During 2015, as part of obtaining additional financing from its senior lender, the Company wrote off approximately $577,000 in previous debt issue costs related to the senior subordinated note which is included in loss on early extinguishment of debt on the accompanying consolidated statements of income and members’ equity. Amortization expense related to debt issue costs for the years ended December 31, 2016, 2015 and 2014 was approximately $447,000, $565,000 and $604,000, respectively.

Future maturities of long-term debt as of December 31, 2016 are as follows:

		Unamortized Debt
		Discount and Debt
Year Ending December 31,	Debt	Issuance Costs	Total

2017	$6,658,865	$(439,508)	$6,219,357
2018	91,004,448	(1,266,162)	89,738,286

	$97,663,313	$(1,705,670)	$95,957,643

3.	Commitments and Contingencies

From time to time the Company may be involved in claims and litigation arising in the ordinary course of business. Because there are inherent uncertainties in the ultimate outcome of such matters, it is presently not possible to determine the ultimate outcome of any potential claims or litigation against the Company; however, management believes that the outcome of such matters will not have a material adverse effect on the Company’s financial position, results of operation or liquidity.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company leases equipment under non-cancelable capital and operating leases which expire at various dates through 2017. Total rent expense in connection with operating leases, including those for equipment leased under cancelable lease terms, for the years ended December 31, 2016, 2015 and 2014 was approximately $10,000, $9,300 and $8,500, respectively. Approximate future minimum lease payments are as follows:

Year Ending December 31,	Operating	Capital

2017	$10,790	$160,316

Total minimum lease payments	$10,790	160,316

Less: amount representing interest		(13,945)

Present value of net minimum lease payments		$146,371

The following describes property and equipment which have been classified as capital leases:

December 31,	2016	2015

Autos and trucks	$320,000	$320,000
	320,000	320,000

Less: accumulated amortization	(200,417)	(135,417)

Property and Equipment, net	$119,583	$184,583

4.	Related Party Transactions

For the years ended December 31, 2016, 2015 and 2014, the Company recognized approximately $336,000, $617,000 and $973,000, respectively, in management fees with the majority member of the Company, which is included in the accompanying consolidated statements of income and members’ equity. At December 31, 2016 and 2015, approximately $81,000 and $0, respectively, was due to the majority member.

During 2015 and through September 2016, the Company had a shared services arrangement with another portfolio company of the majority member whereby certain administrative services and personnel costs were shared.

Refer to Note 2 for information related to distributions made to Members and for information related to the Company’s long-term debt with an affiliate.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

5.	Other Operating Expenses

The Company incurred other expenses included in the accompanying consolidated statements of income and members’ equity, as follows:

Year Ending December 31,	2016	2015	2014

Legal expenses and other related expenses(1)	$2,205,625	$-	$-
Severance expenses	890,249	-	-
Loss on disposal of property, plant and equipment	11,075	620,240	-
Transaction costs	-	-	277,601
Other	30,090	-	-

	$3,137,039	$620,240	$277,601

(1)	Legal expenses and other related expenses were related to the Company’s patent infringement lawsuit, which was settled during 2016.

6.	Concentrations

The Company’s customer concentration may impact its overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the chemicals industry.

For the year ended December 31, 2016, the Company generated approximately 28% of its sales from two customers (16% and 12%). The amount due from these customers at December 31, 2016 was approximately $5,400,000. For the year ended December 31, 2015, the Company generated approximately 21% of its sales from one customer. The amount due from this customer at December 31, 2015 was approximately $572,000.  For the year ended December 31, 2014, the Company generated approximately 30% of its revenue from one customer.

For the year ended December 31, 2016, two vendors comprised 41% (23% and 18%) of purchases. The amount due to these vendors was approximately $1,390,000 at December 31, 2016. For the year ended December 31, 2015, two vendors comprised 48% (24% and 24%) of purchases. The amount due to these vendors was approximately $597,000 at December 31, 2015.

7.	Subsequent Events

The Company entered into an agreement to be acquired by a third party Company in April 2017 for cash of $495 million.  The Acquisition is anticipated to close in June 2017.